UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2009

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

As previously reported in Item 4.01 of the Current Report on Form 8-K filed by Platinum Underwriters Holdings, Inc. (the "Company") on February 27, 2009 (the "Original 8-K"), at its meeting held on February 23, 2009, the Audit Committee of the Board of Directors of the Company determined not to renominate KPMG LLP, a U.S. limited liability partnership ("KPMG US"), but instead to nominate KPMG, a Bermuda partnership ("KPMG Bermuda"), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to the approval of the new independent registered public accounting firm by the Company’s shareholders at the Annual General Meeting of Shareholders to be held on April 29, 2009 (the "Annual Meeting"), as required by Bermuda law. The additional information set forth in Item 4.01 of the Original 8-K is incorporated herein by reference.

At the Annual Meeting, the Company’s shareholders approved the nomination of KPMG Bermuda as the Company’s independent registered public accounting firm. As a result of such approval, the engagement of KPMG US was terminated, and KPMG US was dismissed as the Company’s independent registered public accounting firm, effective April 29, 2009, and KPMG Bermuda was engaged as the Company’s independent registered public accounting firm, effective April 30, 2009.

The Company has provided KPMG US with a copy of the foregoing disclosure and requested that KPMG US furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether KPMG US agrees with such disclosure and, if not, stating the respects in which it does not agree. A copy of KPMG US’s letter, dated April 30, 2009, in which KPMG US stated that it agrees with such disclosure, is filed herewith as Exhibit 16.1.

Item 8.01 Other Events.

On April 29, 2009, the Company issued a press release announcing that at the Annual Meeting the Company’s shareholders approved the nomination of KPMG Bermuda as the Company’s independent registered public accounting firm, effective April 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1.

On April 30, 2009, the Company issued a press release announcing that the Company had increased the authorized amount under its existing share repurchase program to a total of up to $250 million of its common shares. This represents an increase of approximately $66 million from the approximately $184 million remaining under the previous share repurchase program announced on October 22, 2008. The press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 16.1 KPMG US’s letter, dated April 30, 2009.

Exhibit 99.1 Press release dated April 29, 2009.

Exhibit 99.2 Press release dated April 30, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

April 30, 2009	By:	/s/ Michael E. Lombardozzi

Name: Michael E. Lombardozzi
Title: Executive Vice President, General Counsel and Chief Administrative Officer

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Exhibit Index

Exhibit No.	Description

16.1	KPMG US’s letter, dated April 30, 2009.
99.1	Press release dated April 29, 2009.
99.2	Press release dated April 30, 2009.